Exhibit 5.2

[Letterhead of Hogan & Hartson LLP]

December 26, 2007

Board of Directors

UnitedHealth Group Incorporated

UnitedHealth Group Center

9900 Bren Road East

Minnetonka, Minnesota 55343

Re:	UnitedHealth Group Incorporated

Ladies and Gentlemen:

This firm has acted as counsel to UnitedHealth Group Incorporated, a Minnesota corporation (the “Company”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed with the Securities and Exchange Commission relating to the proposed public offering of up to (i) $500,000,000 in aggregate principal amount of the Company’s Floating Rate Notes due June 21, 2010 (the “2010 Exchange Notes”), registered under the Securities Act of 1933, as amended (the “Securities Act”), (ii) $500,000,000 in aggregate principal amount of the Company’s 6.00% Notes due June 15, 2017 (the “2017 Exchange Notes”), registered under the Securities Act, and (iii) $500,000,000 in aggregate principal amount of the Company’s 6.50% Notes due June 15, 2037 (the “2037 Exchange Notes” and, together with the 2010 Exchange Notes and the 2017 Exchange Notes, the “Exchange Notes”), registered under the Securities Act, in exchange for up to (i) $500,000,000 in aggregate principal amount of the Company’s outstanding Floating Rate Notes due June 21, 2010 (the “2010 Initial Notes”), (ii) $500,000,000 in aggregate principal amount of the Company’s outstanding 6.00% Notes due June 15, 2017 (the “2017 Initial Notes”), and (iii) $500,000,000 in aggregate principal amount of the Company’s outstanding 6.50% Notes due June 15, 2037 (the “2037 Initial Notes” and, together with the 2010 Initial Notes and the 2017 Initial Notes, the “Initial Notes”). The Initial Notes and the Exchange Notes together may be referred to herein as the “Securities.” This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of the following documents (the “Documents”):

1.	An executed copy of the Registration Statement, including all Exhibits thereto.

2.	An executed copy of the Senior Debt Securities Indenture dated as of November 15, 1998, as amended by an Amendment to Indenture, dated as of November 6, 2000 (the “Indenture”), by and between the Company and Wilmington Trust Company, as successor trustee (the “Trustee”).

3.	The Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee, dated December 26, 2007.

4.	The Articles of Incorporation of the Company with amendments thereto, as certified by the Secretary of State of the State of Minnesota on December 26, 2007 (the “Articles”).

5.	The bylaws of the Company (the “Bylaws”).

6.	Certain resolutions of the Board of Directors of the Company adopted at a meeting held on May 2, 2006, relating to, among other things, authorization of the Initial Notes, the Exchange Notes, the Indenture, the Registration Rights Agreement and arrangements in connection therewith (the “2006 Resolutions”).

7.	Certain resolutions of the Board of Directors of the Company adopted at a meeting held on October 30, 2007, authorizing and approving of the preparation and filing of the Registration Statement (together with the 2006 Resolutions, the “Resolutions”).

8.	The Purchase Agreement dated June 18, 2007 (the “Purchase Agreement”), by and among the Company and Banc of America Securities LLC, Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated, as initial purchasers (the “Initial Purchasers”), relating to the purchase of the Initial Notes.

9.	The Registration Rights Agreement dated June 21, 2007 (the “Registration Rights Agreement”), by and among the Company and the Initial Purchasers.

In our examination of the Documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all of the Documents, the authenticity of all originals of the Documents and the conformity to authentic originals of all of the Documents submitted to us as copies (including telecopies and facsimile and electronic copies). As to all matters of fact relevant to the opinions expressed and other statements made herein, we have relied on the representations and statements of fact made in the Documents, we have not independently established the facts so relied on, and we have not made any investigation or inquiry other than our examination of the Documents. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

For purposes of this opinion letter, we have assumed the following: that the Trustee is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed, and delivered by the Trustee and constitutes the valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

This opinion letter is based as to matters of law solely on the laws of the State of New York. As used herein, the term “laws of the State of New York” includes the statutory provisions contained therein, all applicable provisions of the New York Constitution and reported judicial decisions interpreting these laws.

Based upon, subject to and limited by the assumptions, qualifications, exceptions, and limitations set forth in this opinion letter, we are of the opinion that: (i) following the effectiveness of the Registration Statement and receipt by the Company of the Initial Notes in exchange for the Exchange Notes as specified in the resolutions of the Board of Directors of the Company referred to above and as contemplated by the Purchase Agreement and the Registration Rights Agreement, and (ii) assuming due execution, authentication, issuance and delivery of the Exchange Notes as provided in the Indenture, the Exchange Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

In addition to the assumptions, qualifications, exceptions and limitations elsewhere set forth in this opinion letter, our opinions expressed above are also subject to the effect of: (1) bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers); and (2) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law).

We express no opinion in this letter as to any other laws and regulations not specifically identified above as being covered hereby (and in particular, we express no opinion as to any effect that such other laws and regulations may have on the opinions expressed herein). Insofar as this opinion relates to matters governed by the laws of the State of Minnesota, we have relied upon the opinion of Dannette L. Smith, Deputy General Counsel for the Company, which is also being filed as an exhibit to the Registration Statement. We express no opinion in this letter as to federal or state securities laws or regulations other than as set forth herein, antitrust, unfair competition, banking, or tax laws or regulations, or laws or regulations of any political subdivision below the state level. The opinions set forth above are based upon a review of only those laws and regulations (not otherwise excluded in this letter) that, in our experience, are generally recognized as applicable to transactions of the type contemplated in the Indenture and the Securities.

This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/    HOGAN & HARTSON L.L.P.

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